PRICING SUPPLEMENT NO. 22                                   Rule 424(b)(3)
DATED: February 25, 1998                                File No. 333-43565
(To Prospectus dated Janaury 21, 1998
and Prospectus Supplement dated January 21, 1998)

                                 $7,096,595,162
                         THE BEAR STEARNS COMPANIES INC.
                           MEDIUM-TERM NOTES, SERIES B
             WITH MINIMUM MATURITY OF NINE MONTHS FROM DATE OF ISSUE


Principal Amount:  $30,000,000   Floating Rate Notes [x] Book Entry Notes [x]

Original Issue Date:             Fixed Rate Notes [_]    Certificated Notes [_]
March 2, 1998


Maturity Date:
March 2, 1999

Option to Extend Maturity:       No  [x]

                                 Yes [_]   Final Maturity Date:


                                           Optional             Optional
                      Redemption           Repayment            Repayment
Redeemable On         Price(s)             Date(s)              Price(s)
-------------         ----------           ---------            ---------

N/A                   N/A                  N/A                  N/A


Applicable Only to Fixed Rate Notes:
-----------------------------------

Interest Rate:


Applicable Only to Floating Rate Notes:
--------------------------------------

Interest Rate Basis:                    Maximum Interest Rate: N/A

[_]           Commercial Paper Rate     Minimum Interest Rate: N/A

[_]           Federal Funds Rate        Interest Reset Date(s): *

[_]           Treasury Rate             Interest Reset Period: Three Months

[_]           LIBOR Reuters             Interest Payment Date(s): **

[x]           LIBOR Telerate

[_]           Prime Rate                Interest Payment Period: Quarterly

[_]           CMT Rate


Initial Interest Rate: ***

Index Maturity:  Three Months

Spread (plus or minus): -0.06%
---------------------------

*        6/2/98, 9/2/98 and 12/2/98.

**       6/2/98, 9/2/98, 12/2/98 and 3/2/99.

***      The three-month LIBOR rate on February 26, 1998 minus 6 basis points.

The distribution of Notes will conform to the requirements set forth in Rule 2720 of the NASD Conduct Rules.

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